Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-221650, 333-234058, 333-234323, 333-246358, 333-259820, 333-264376, 333-267543, 333-274602, and 333-282332 on Form S-8 of our report dated September 25, 2025, relating to the financial statements of Stitch Fix, Inc. and its subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the fiscal year ended August 2, 2025.

/s/ Deloitte & Touche LLP

San Francisco, California
September 25, 2025